UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Chief Financial Officer Transition

On March 1, 2021, Cerecor Inc. (the “Company”) announced the appointment of Schond L. Greenway as Chief Financial Officer, effective March 1, 2021. Prior to such announcement, the Company and Mr. Greenway entered into an employment agreement for him to serve in such position, and as such he will serve as the Company’s principal financial officer and Treasurer. Chris Sullivan, who has served as the Company’s Interim Chief Financial Officer, principal financial officer, and principal accounting officer since April 2020, will continue with the Company as its principal accounting officer.

Mr. Greenway comes to the Company with over 20 years’ experience in investment banking, finance and corporate advisory and investment analysis in the life sciences and financial services industries. Mr. Greenway joins the Company from Mesoblast Limited (“Mesoblast”), an allogeneic cellular medicines company, where he served as Vice President, Investor Relations since April 2016. At Mesoblast, Mr. Greenway led investor relations activities and successfully concluded several strategic corporate finance transactions and capital markets initiatives. Prior to Mesoblast, from November 2013 to January 2016, he served as Executive Director, Strategy & Investor Relations at Halozyme Therapeutics, Inc. Prior to that, Mr. Greenway has served in positions of increasing responsibility at investment banking firms and healthcare companies such as Morgan Stanley, Barclays Capital and DURECT Corporation, predominantly focused on healthcare and technology. Mr. Greenway received a B.S. from Florida A&M University and an M.B.A. from the Darden Graduate School of Business – University of Virginia.

Mr. Greenway is 49 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Greenway had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Greenway has served in no other Company positions and there is no arrangement or understanding between Mr. Greenway and any other person pursuant to which he was selected to serve as Chief Financial Officer.

Pursuant his employment agreement with the Company, Mr. Greenway commenced full-time employment with the Company on March 1, 2021 at an initial base salary of $350,000 per year, subject to annual review beginning in 2022 and with certain limitations on decrease. In connection with the appointment of Mr. Greenway and in accordance with the terms of his employment agreement with the Company, the Company’s independent Compensation Committee and its Board of Directors both unanimously approved the grant to Mr. Greenway of a non-qualified stock option awarded to purchase 500,000 shares of its common stock, vesting over four (4) years, with a twelve-month cliff, such that the first 25% will vest on the first anniversary following Mr. Greenway’s start date with the Company, and the remainder will vest in equal monthly installments over the following three (3) years, in each case, subject to continued employment with the Company through the applicable vesting date. The stock option was granted on March 1, 2021 as an inducement material to Mr. Greenway becoming an employee of the Company in accordance with NASDAQ Listing Rule 5635(c)(4). The option has an exercise price equal to $3.73 per share, which was the closing price of the Company’s common stock on The Nasdaq Capital Market on March 1, 2021. The option is subject to the terms and conditions of the related stock option agreement, dated March 1, 2021, by and between the Company and Mr. Greenway, covering the grant (the “Inducement Award Agreement”).

Mr. Greenway will be eligible for a discretionary annual bonus that may consist of cash, grants of equity awards of the Company, or both, with a target bonus of up to 50% of his then current base salary (as pro-rated for the 2021 calendar year). Mr. Greenway will also be eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other employees of the Company.

If Mr. Greenway’s employment is terminated by the Company without “Cause” or by Mr. Greenway for “Good Reason” (each as defined in his employment agreement), in each case subject to Mr. Greenway timely entering into and not revoking a general release of claims in a form acceptable to the Company, Mr. Greenway will be eligible to receive:

▪certain Accrued Benefits (as defined in his employment agreement);

▪any earned but unpaid annual bonus in respect of the fiscal year preceding the year in which such termination occurs;

▪continued payment of his then current base salary for twelve consecutive months;

▪a prorated annual bonus earned in the year in which the termination occurs, payable when such annual bonuses are paid to other executive employees of the Company;

▪accelerated vesting of any unvested stock options that are solely subject to time-based vesting criteria equal to what would have vested had Mr. Greenway remained employed for twelve (12) additional months following the termination date; and

▪if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Mr. Greenway’s COBRA or state continuation health insurance premiums until the earliest of (x) the first anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when Mr. Greenway is eligible for group health insurance; in each case subject to certain specified payment practices.

Subsequent to any termination, Mr. Greenway will be subject to a confidentiality covenant, a one-year non-competition covenant, and a one-year non-solicitation and non-interference covenant.

The foregoing summaries of the material terms of the employment agreement, dated February 10, 2021, by and between the Company and Mr. Greenway, and the Inducement Award Agreement are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 8.01.     Other Events.

On March 1, 2021, the Company issued a press release announcing the appointment of Mr. Greenway as Chief Financial Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated February 10, 2021, by and between Cerecor Inc. and Schond L. Greenway.

10.2	Stock Option Agreement, dated March 1, 2021, by and between Cerecor Inc. and Schond L. Greenway.

99.1	Press release, dated March 1, 2021.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: March 1, 2021	By:	/s/ Michael Cola
Michael Cola
Chief Executive Officer

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